Exhibit 99.1
APi Group Reports First Quarter 2024 Financial Results

-Record first quarter net income of $45 million, representing year-over-year growth of 73%-
-Record first quarter adjusted EBITDA of $175 million, representing year-over-year growth of 19%-
-Simplifies capital structure by retiring all outstanding Series B Preferred Stock-
-Enters new, adjacent service market with agreement to acquire Elevated Facility Services Group-
New Brighton, Minnesota – May 2, 2024 – APi Group Corporation (NYSE: APG) (“APi” or the “Company”) today reported its financial results for the three months ended March 31, 2024.
Russ Becker, APi’s President and Chief Executive Officer stated: “The start of 2024 has been significant as we are off to another solid start. First and most importantly, the team has made continued progress executing on our margin expansion initiatives as we push towards our 13% or more adjusted EBITDA margin target in 2025. I would like to thank our approximately 29,000 leaders for their unwavering commitment to APi.
We recently completed the Series B transaction, and announced the agreement to acquire Elevated Facility Services Group. Elevated has the same attractive characteristics as APi, including scale in a highly fragmented market, regulatory-driven demand, a loyal customer base, an experienced leadership team, a highly skilled workforce, and an unwavering focus on culture and developing its teammates throughout the organization.
As we move forward, we remain focused on delivering both the 2024 plan and our long-term '13/60/80' targets. We are excited about our robust pipeline of opportunities for life safety, security, and elevator and escalator services businesses and will continue to be thoughtful as we look for high quality, margin accretive businesses to join the APi family."
First Quarter 2024 Consolidated Results:

	Three Months Ended March 31,
	2024	2023	Y/Y	Y/Y (FFX) (a)
Net revenues	$1,601	$1,614	(0.8)%	(1.2)%
Organic net revenue growth (b)				(1.4)%

GAAP
Gross profit	$492	$425	15.8%
Gross margin	30.7%	26.3%	+ 440 bps

Net income	$45	$26	73.1%
Diluted EPS	$(1.34)	$0.05	NM

Adjusted non-GAAP comparison
Adjusted gross profit	$492	$432	13.9%
Adjusted gross margin	30.7%	26.8%	+ 390 bps

Adjusted EBITDA	$175	$147	19.0%	19.0%
Adjusted EBITDA margin	10.9%	9.1%	+ 180 bps

Adjusted net income	$94	$69	36.2%
Adjusted diluted EPS	$0.34	$0.25	36.0%

NM = Not meaningful
Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods, as further discussed under the heading "Non-GAAP Financial Measures" below.
(b)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.
•Reported net revenue declined by 0.8% (1.4% organic decline) due to a decline in project revenues driven by disciplined project and customer selection, partially offset by growth in inspection, service, and monitoring revenue in the Safety Services segment.
•Reported and adjusted gross margin increased 440 and 390 basis points, respectively, compared to prior year period due to price increases, outsized growth in higher margin service revenue as well as significant margin expansion in project revenues across both segments.
•Reported record net income was $45 million and diluted EPS was $(1.34). Adjusted net income was $94 million and adjusted diluted EPS was $0.34, representing a $0.09 increase from prior year period driven by significant adjusted gross margin expansion and decreased interest expense, partially offset by an increase in adjusted diluted weighted average shares outstanding.
•Adjusted EBITDA increased by 19.0% (19.0% on a fixed currency basis) compared to the prior year period and adjusted EBITDA margin increased 180 basis points to a first quarter record of 10.9%, primarily due to the increase in gross margins, partially offset by investments to support profitable growth and the investment in building our global capabilities and infrastructure.
First Quarter 2024 Segment Results:
Safety Services

	Three Months Ended March 31,
	2024	2023	Y/Y	Y/Y (FFX) (a)
Safety Services
Net revenues	$1,214	$1,191	1.9%	1.5%
Organic net revenue growth (b)				0.2%

GAAP
Gross profit	$423	$368	14.9%
Gross margin	34.8%	30.9%	+ 390 bps
Operating income	$125	$96	30.2%
Operating margin	10.3%	8.1%	+ 220 bps

Adjusted non-GAAP comparison
Adjusted gross profit	$423	$375	12.8%
Adjusted gross margin	34.8%	31.5%	+ 330 bps

Adjusted EBITDA	$174	$147	18.4%	17.6%
Adjusted EBITDA margin	14.3%	12.3%	+ 200 bps
Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods, as further discussed under the heading "Non-GAAP Financial Measures" below.
(b)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.
•Reported net revenue growth of 1.9% (0.2% organic) driven by improved business mix of inspection, services and monitoring, and price increases, partially offset by disciplined customer and project selection driving a decline in project revenues in the HVAC and international businesses.
•Reported and adjusted gross margin increased 390 and 330 basis points, respectively, compared to prior year period driven by price increases, improved business mix of higher margin inspection, services and monitoring revenue as well as significant margin expansion in project revenues.

•Operating income increased by 30.2% compared to the prior year period. Operating margin was 10.3%, representing a 220 basis point increase compared to the prior year period.
•Adjusted EBITDA increased by 18.4% (17.6% on a fixed currency basis) compared to the prior year period. Adjusted EBITDA margin was 14.3%, representing a 200 basis point increase compared to prior year period, primarily due to the increase in adjusted gross margins, partially offset by growth investments.
Specialty Services

	Three Months Ended March 31,
	2024	2023	Y/Y	Y/Y (FFX) (a)
Specialty Services
Net revenues	$389	$430	(9.5)%	(9.5)%
Organic net revenue growth (b)				(7.4)%

GAAP
Gross profit	$69	$57	21.1%
Gross margin	17.7%	13.3%	+ 440 bps
Operating income	$7	$—	NM
Operating margin	1.8%	NM	NM

Adjusted non-GAAP comparison
Adjusted gross profit	$69	$57	21.1%
Adjusted gross margin	17.7%	13.3%	+ 440 bps

Adjusted EBITDA	$34	$28	21.4%	21.4%
Adjusted EBITDA margin	8.7%	6.5%	+ 220 bps
NM = Not meaningful
Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods, as further discussed under the heading "Non-GAAP Financial Measures" below.
(b)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.
•Reported net revenue declined by 9.5% (7.4% organic decline) due to planned disciplined customer and project selection including the exiting of a customer relationship.
•Reported and adjusted gross margin each increased 440 basis points compared to prior year period due to margin improvement in services revenues and disciplined customer and project selection driving margin improvement in project revenues.
•Operating income was $7 million and operating margin was 1.8%.
•Adjusted EBITDA increased by 21.4% compared to the prior year period. Adjusted EBITDA margin was 8.7%, representing a 220 basis point increase compared to prior year period, primarily due to the increase in gross margins, partially offset by investments to support our service model and increases in certain legal expenses, including those associated with the completed divestiture.

Guidance
APi Group continues to expect full year net revenue, adjusted EBITDA and adjusted free cash flow conversion in line with initial full year guidance. This guidance has not been adjusted to include the impact of the agreement to acquire Elevated, the divestiture announced this quarter, and the headwind from foreign exchange movements since our initial guidance announced on February 28, 2024. We will update our full year guidance following the close of the Elevated transaction.
• Net Revenues of $7,050 to $7,250 million
• Adjusted EBITDA of $855 to $905 million
• Adjusted Free Cash Flow Conversion of approximately 70% EBITDA
APi Group announces guidance for the second quarter of 2024.
• Net Revenues of $1,750 to $1,800 million
• Adjusted EBITDA of $220 to $235 million
Conference Call
APi will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Thursday, May 2, 2024. Participants on the call will include Russell A. Becker, President and Chief Executive Officer; Kevin S. Krumm, Executive Vice President and Chief Financial Officer; and James E. Lillie and Sir Martin E. Franklin, Co-Chairs.
To listen to the call by telephone, please dial 800-715-9871 or 646-307-1963 and provide Conference ID 3173140. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:
https://events.q4inc.com/attendee/476817474
A replay of the call will be available shortly after completion of the live call/webcast via the webcast link above.
About APi:
APi is a global, market-leading business services provider of life safety, security and specialty services with a substantial recurring revenue base and over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.
Investor Relations and Media Inquiries:
Adam Fee
Vice President of Investor Relations
Tel: +1 651-240-7252
Email: investorrelations@apigroupinc.us

Forward-Looking Statements and Disclaimers
Please note that in this press release the Company may discuss events or results that have not yet occurred or been realized, commonly referred to as forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of APi Group Corporation (“APi” or the “Company”). Such discussion and statements may contain words such as “expect,” “anticipate,” “will,” “should,” “believe,” “intend,” “plan,” “estimate,” “predict,” “seek,” “continue,” “pro forma” “outlook,” “may,” “might,” “should,” “can have,” “have,” “likely,” “potential,” “target,” “indicative,” “illustrative,” and variations of such words and similar expressions, and relate in this press release, without limitation, to statements, beliefs, projections and expectations about future events. Such statements are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts.
These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition, political risks, and other risks that may affect the Company’s future performance, including the impacts of inflationary pressures and other macroeconomic factors on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) supply chain constraints and interruptions, and the resulting increases in the cost, or reductions in the supply, of the materials and commodities the Company uses in its business and for which the Company bears the risk of such increases; (iii) risks associated with the Company’s expanded international operations; (iv) failure to realize the anticipated benefits of the acquisition of the Chubb fire and security business and our ability to successfully execute the Company’s bolt-on acquisition strategy to acquire other businesses and successfully integrate them into its operations; (v) failure to fully execute the Company’s inspection first strategy or to realize the expected service revenue from such inspections; (vi) risks associated with the Company’s decentralized business model and participation in joint ventures; (vii) improperly managed projects or project delays; (viii) adverse developments in the credit markets which could impact the Company’s ability to secure financing in the future; (ix) the Company’s substantial level of indebtedness; (x) risks associated with the Company’s contract portfolio; (xi) changes in applicable laws or regulations; (xii) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (xiii) the impact of a global armed conflict; (xiv) the trading price of the Company’s common stock, which may be positively or negatively impacted by market and economic conditions, the availability of the Company’s common stock, the Company’s financial performance or determinations following the date of this press release to use the Company’s funds for other purposes; (xv) geopolitical risks and (xvi) other risks and uncertainties, including those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 under the heading “Risk Factors.” Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. Additional information concerning these risks, uncertainties and other factors that could cause actual results to vary is, or will be, included in the periodic and other reports filed by the Company with the Securities and Exchange Commission. Forward-looking statements included in this press release speak only as of the date hereof and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this press release.

Non-GAAP Financial Measures
This press release contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses certain non-U.S. GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers and (c) determine certain elements of management’s incentive compensation (d) provide consistent period-to-period comparisons of the results. Specifically:
•The Company’s management believes that adjusted gross profit, adjusted selling, general and administrative (“SG&A”) expenses, adjusted net income, and adjusted earnings per share, which are non-GAAP financial measures that exclude business transformation and other expenses for the integration of acquired businesses, the impact and results of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as impairment charges, restructuring costs, transaction and other costs related to acquisitions, amortization of intangible assets, and non-service pension cost or benefit are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations.
•The Company discloses fixed currency net revenues and adjusted EBITDA (“FFX”) on a consolidated basis or segment specific basis to provide a more complete understanding of underlying revenue and adjusted EBITDA trends by providing net revenues and adjusted EBITDA on a consistent basis. Under U.S. GAAP, income statement results are translated in U.S. Dollars at the average exchange rates for the period presented. Management believes that the fixed currency non-GAAP measures are useful in providing period-to-period comparisons of the results of the Company’s operational performance, as it excludes the translation impact of exchange rate fluctuations on our international results. Fixed currency amounts included in this release are based on translation into U.S. dollars at the fixed foreign currency exchange rates established by management at the beginning of 2024.
•The Company also presents organic changes in net revenues on a consolidated basis or segment specific basis to provide a more complete understanding of underlying revenue trends by providing net revenues on a consistent basis as it excludes the impacts of material acquisitions, completed divestitures, and changes in foreign currency from year-over-year comparisons on reported net revenues, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at fixed foreign currency exchange rates (excluding material acquisitions and divestitures). The remainder is divided by prior year fixed currency net revenues, excluding the impacts of completed divestitures.
•Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. The Company supplements the reporting of its consolidated financial information with certain non-U.S. GAAP financial measures, including EBITDA and adjusted EBITDA, which is defined as EBITDA excluding the impact of certain non-cash and other specifically identified items (“adjusted EBITDA”). Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenues. The Company believes these non-U.S. GAAP measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses EBITDA and adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results. Consolidated EBITDA is calculated in a manner consistent with segment EBITDA, which is a measure of segment profitability.
•The Company presents free cash flow, adjusted free cash flow and adjusted free cash flow conversion, which are liquidity measures used by management as factors in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. Free cash flow is defined as cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow is defined as cash provided by (used in) operating activities plus or minus events including, but not limited to, transaction and other costs related to acquisitions, business transformation and other expenses for the integration of acquired businesses, payments on acquired liabilities, payments made for restructuring programs, impacts of businesses classified as assets held-for-sale and businesses divested, one-time and other events such as post-measurement period purchase accounting adjustments for acquisitions and public offerings, and COVID-19 related payroll tax deferral and relief items. Adjusted free cash flow conversion is defined as adjusted free cash flow as a percentage of adjusted EBITDA.

•The Company calculates its leverage ratio in accordance with its debt agreements which include different adjustments to EBITDA from those included in the adjusted EBITDA numbers reported externally.
While the Company believes these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-U.S. GAAP financial measures is included later in this press release.
The Company does not provide reconciliations of forward-looking non-U.S. GAAP adjusted EBITDA and growth in organic net revenues to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for acquisitions and divestitures, business transformation and other expenses for the integration of acquired businesses, one-time and other events such as impairment charges, transaction and other costs related to acquisitions, restructuring costs, amortization of intangible assets, and other charges reflected in the Company’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

APi Group Corporation
Condensed Consolidated Statements of Operations (GAAP)
(Amounts in millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Net revenues	$1,601	$1,614
Cost of revenues	1,109	1,189
Gross profit	492	425
Selling, general, and administrative expenses	392	352
Operating income	100	73
Interest expense, net	34	37
Loss on extinguishment of debt, net	—	3
Investment expense (income) and other, net	3	(5)
Other expense, net	37	35
Income before income taxes	63	38
Income tax provision	18	12
Net income	$45	$26
Net (loss) income attributable to common shareholders:
Stock dividend on Series B Preferred Stock	(7)	(11)
Conversion of Series B Preferred Stock	(372)	—
Net (loss) income attributable to common shareholders	$(334)	$15
Net (loss) income per common share:
Basic	$(1.34)	$0.05
Diluted	(1.34)	0.05
Weighted average shares outstanding:
Basic	250	234
Diluted	250	267

APi Group Corporation
Condensed Consolidated Balance Sheets (GAAP)
(Amounts in millions)
(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$247	$479
Accounts receivable, net	1,256	1,395
Inventories	148	150
Contract assets	458	436
Prepaid expenses and other current assets	123	122
Total current assets	2,232	2,582
Property and equipment, net	375	385
Operating lease right of use assets	234	233
Goodwill	2,471	2,471
Intangible assets, net	1,549	1,620
Deferred tax assets	115	113
Pension and post-retirement assets	106	111
Other assets	110	75
Total assets	$7,192	$7,590
Liabilities, Redeemable Convertible Preferred Stock, and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$105	$5
Accounts payable	382	472
Accrued liabilities	550	729
Contract liabilities	542	526
Operating and finance leases	75	75
Total current liabilities	1,654	1,807
Long-term debt, less current portion	2,624	2,322
Pension and post-retirement obligations	48	50
Operating and finance leases	173	172
Deferred tax liabilities	236	233
Other noncurrent liabilities	156	138
Total liabilities	4,891	4,722
Total redeemable convertible preferred stock	—	797
Total shareholders’ equity	2,301	2,071
Total liabilities, redeemable convertible preferred stock, and shareholders’ equity	$7,192	$7,590

APi Group Corporation
Condensed Consolidated Statements of Cash Flows (GAAP)
(Amounts in millions)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$45	$26
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69	74
Restructuring charges, net of cash paid	(8)	—
Share-based compensation expense	8	5
Profit-sharing expense	6	5
Non-cash lease expense	26	18
Net periodic pension cost (benefit)	4	(3)
Loss on extinguishment of debt, net	—	3
Other, net	(13)	(5)
Changes in operating assets and liabilities, net of effects of acquisitions	(130)	(124)
Net cash provided by (used in) operating activities	$7	$(1)

Cash flows from investing activities:
Acquisitions, net of cash acquired	$(23)	$(10)
Purchases of property and equipment	(22)	(21)
Proceeds from sales of property and equipment	23	4
Net cash used in investing activities	$(22)	$(27)

Cash flows from financing activities:
Net short-term debt	$100	$—
Proceeds from long-term borrowings	300	—
Payments on long-term borrowings	(2)	(202)
Repurchases of common stock	—	(12)
Conversion of Series B Preferred Stock	(600)	—
Restricted shares tendered for taxes	(11)	(2)
Net cash used in financing activities	$(213)	$(216)
Effect of foreign currency exchange rate change on cash, cash equivalents, and restricted cash	(4)	2
Net decrease in cash, cash equivalents, and restricted cash	$(232)	$(242)
Cash, cash equivalents, and restricted cash, beginning of period	480	607
Cash, cash equivalents, and restricted cash, end of period	$248	$365

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Organic Change in Net Revenues (non-GAAP)
(Unaudited)
Organic change in net revenues

	Three Months Ended March 31, 2024
	Net revenues	Foreign	Net revenues		Organic
	change	currency	change	Acquisitions and	change in
	(as reported)	translation (a)	(fixed currency) (b)	divestitures, net (c)	net revenues (d)
Safety Services	1.9%	0.4%	1.5%	1.3%	0.2%
Specialty Services	(9.5)%	—%	(9.5)%	(2.1)%	(7.4)%
Consolidated	(0.8)%	0.4%	(1.2)%	0.2%	(1.4)%
Notes:
(a)Represents the effect of foreign currency on reported net revenues, calculated as the difference between reported net revenues and net revenues at fixed currencies for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2024.
(b)Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods.
(c)Adjustment to exclude net revenues from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition and net revenues from divestitures for all periods for businesses divested as of March 31, 2024.
(d)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Gross profit and adjusted gross profit (non-GAAP)
SG&A and adjusted SG&A (non-GAAP)
(Amounts in millions)
(Unaudited)
Adjusted gross profit

		Three Months Ended March 31,
		2024	2023
Gross profit (as reported)		$492	$425
Adjustments to reconcile gross profit to adjusted gross profit:
Backlog amortization	(a)	—	7
Adjusted gross profit		$492	$432

Net revenues		$1,601	$1,614
Adjusted gross margin		30.7%	26.8%
Adjusted SG&A

		Three Months Ended March 31,
		2024	2023
Selling, general, and administrative expenses ("SG&A") (as reported)		$392	$352
Adjustments to reconcile SG&A to adjusted SG&A:
Amortization of intangible assets	(b)	(50)	(48)
Contingent consideration and compensation	(c)	(2)	(2)
Business process transformation expenses	(d)	(6)	(4)
Acquisition related expenses	(e)	(1)	(4)
Restructuring program related costs	(f)	(5)	—
Other	(g)	9	12
Adjusted SG&A expenses		$337	$306

Net revenues		$1,601	$1,614
Adjusted SG&A as a % of net revenues		21.0%	19.0%
Notes:
(a)Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)Adjustment to reflect the addback of amortization expense.
(c)Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(d)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(e)Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(f)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(g)Adjustment includes various miscellaneous non-recurring items, such as the gain on the sale of a building, costs associated with the Series B Preferred Stock conversion, elimination of changes in fair value estimates to acquired liabilities, and impairment recorded on disposed assets.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
EBITDA and adjusted EBITDA (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended March 31,
		2024	2023
Net income (as reported)		$45	$26
Adjustments to reconcile net income to EBITDA:
Interest expense, net		34	37
Income tax provision		18	12
Depreciation and amortization		69	74
EBITDA		$166	$149
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	2	2
Non-service pension cost (benefit)	(b)	4	(3)
Business process transformation expenses	(c)	6	4
Acquisition related expenses	(d)	1	4
Loss on extinguishment of debt, net	(e)	—	3
Restructuring program related costs	(f)	5	—
Other	(g)	(9)	(12)
Adjusted EBITDA		$175	$147

Net revenues		$1,601	$1,614
Adjusted EBITDA margin		10.9%	9.1%
Notes:
(a)Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(b)Adjustment to reflect the elimination of non-service pension cost (benefit), which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(c)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(d)Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(e)Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.
(f)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(g)Adjustment includes various miscellaneous non-recurring items, such as the gain on the sale of a building, costs associated with the Series B Preferred Stock conversion, elimination of changes in fair value estimates to acquired liabilities, and impairment recorded on disposed assets.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Income (loss) before income tax, net income (loss) and EPS and
Adjusted income before income tax, net income (loss) and EPS (non-GAAP)
(Amounts in millions, except per share data)
(Unaudited)

		Three Months Ended March 31,
		2024	2023
Income before income tax provision (as reported)		$63	$38
Adjustments to reconcile income before income tax provision to adjusted income before income tax provision:
Amortization of intangible assets	(a)	50	55
Contingent consideration and compensation	(b)	2	2
Non-service pension cost (benefit)	(c)	4	(3)
Business process transformation expenses	(d)	6	4
Acquisition related expenses	(e)	1	4
Loss on extinguishment of debt, net	(f)	—	3
Restructuring program related costs	(g)	5	—
Other	(h)	(9)	(12)
Adjusted income before income tax provision		$122	$91

Income tax provision (as reported)		$18	$12
Adjustments to reconcile income tax provision to adjusted income tax provision:
Income tax provision adjustment	(i)	10	10
Adjusted income tax provision		$28	$22

Adjusted income before income tax provision		$122	$91
Adjusted income tax provision		28	22
Adjusted net income		$94	$69

Diluted weighted average shares outstanding (as reported)		250	267
Adjustments to reconcile diluted weighted average shares outstanding to adjusted diluted weighted average shares outstanding:
Dilutive impact of shares from GAAP net loss	(j)	1	—
Dilutive impact of Series A Preferred Stock	(k)	4	4
Dilutive impact of conversion of Series B Preferred Stock	(l)	22	—
Adjusted diluted weighted average shares outstanding		277	271

Adjusted diluted EPS		$0.34	$0.25
Notes:
(a)Adjustment to reflect the addback of pre-tax amortization expense related to intangible assets.
(b)Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(c)Adjustment to reflect the elimination of non-service pension cost (benefit), which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(d)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(e)Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(f)Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.
(g)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(h)Adjustment includes various miscellaneous non-recurring items, such as the gain on the sale of a building, costs associated with the Series B Preferred Stock conversion, elimination of changes in fair value estimates to acquired liabilities, and impairment recorded on disposed assets.
(i)Adjustment to reflect an adjusted effective tax rate of 23% which reflects the Company's estimated expectations for taxes to be paid on its adjusted non-GAAP earnings.
(j)Adjustment to add the dilutive impact of options and RSUs which were anti-dilutive and excluded from the diluted weighted average shares outstanding (as reported).
(k)Adjustment for the three months ended March 31, 2024 and 2023 reflect the addition of the dilutive impact of 4 million shares associated with the deemed conversion of Series A Preferred Stock.
(l)Adjustment for the weighted average impact of the Series B Preferred Stock that were convertible into approximately 33 million common shares and were outstanding for two months of the first quarter. On February 28, 2024, all Series B Preferred Stock was converted to common stock and there is no longer any dilutive impact from the Series B Preferred Stock.

APi Group Corporation
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended March 31,
		2024 (a)	2023 (a)
Safety Services
Net revenues		$1,214	$1,191
Adjusted gross profit		423	375
Adjusted EBITDA		174	147

Adjusted gross margin		34.8%	31.5%
Adjusted EBITDA margin		14.3%	12.3%

Specialty Services
Net revenues		$389	$430
Adjusted gross profit		69	57
Adjusted EBITDA		34	28

Adjusted gross margin		17.7%	13.3%
Adjusted EBITDA margin		8.7%	6.5%

Total net revenues before corporate and eliminations	(b)	$1,603	$1,621
Total adjusted EBITDA before corporate and eliminations	(b)	208	175
Adjusted EBITDA margin before corporate and eliminations	(b)	13.0%	10.8%

Corporate and Eliminations
Net revenues		$(2)	$(7)
Adjusted EBITDA		(33)	(28)

Total Consolidated
Net revenues		$1,601	$1,614
Adjusted gross profit		492	432
Adjusted EBITDA		175	147

Adjusted gross margin		30.7%	26.8%
Adjusted EBITDA margin		10.9%	9.1%
Notes:
(a)Information derived from non-GAAP reconciliations included elsewhere in this press release.
(b)Calculated from results of the Company's operating segments shown above, excluding Corporate and Eliminations.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$1,214	$—	$1,214	$1,191	$—		$1,191
Cost of revenues	791	—	791	823	(7)	(a)	816
Gross profit	$423	$—	$423	$368	$7		$375
Gross margin	34.8%		34.8%	30.9%			31.5%

Specialty Services
Net revenues	$389	$—	$389	$430	$—		$430
Cost of revenues	320	—	320	373	—		373
Gross profit	$69	$—	$69	$57	$—		$57
Gross margin	17.7%		17.7%	13.3%			13.3%

Corporate and Eliminations
Net revenues	$(2)	$—	$(2)	$(7)	$—		$(7)
Cost of revenues	(2)	—	(2)	(7)	—		(7)

Total Consolidated
Net revenues	$1,601	$—	$1,601	$1,614	$—		$1,614
Cost of revenues	1,109	—	1,109	1,189	(7)	(a)	1,182
Gross profit	$492	$—	$492	$425	$7		$432
Gross margin	30.7%		30.7%	26.3%			26.8%
Notes:
(a)Adjustment to reflect the addback of amortization expense related to backlog intangible assets.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended March 31,
		2024	2023
Safety Services
Safety Services EBITDA		$163	$146
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	2	1
Non-service pension cost (benefit)	(b)	4	(3)
Acquisition related expenses	(c)	—	3
Business process transformation expenses	(d)	1	—
Restructuring program related costs	(e)	5	—
Other	(f)	(1)	—
Safety Services adjusted EBITDA		$174	$147

Specialty Services
Specialty Services EBITDA		$33	$27
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	—	1
Other	(f)	1	—
Specialty Services adjusted EBITDA		$34	$28

Corporate and Eliminations
Corporate and Eliminations EBITDA		$(30)	$(24)
Adjustments to reconcile EBITDA to adjusted EBITDA:
Business process transformation expenses	(d)	5	4
Acquisition related expenses	(c)	1	1
Loss on extinguishment of debt, net	(g)	—	3
Other	(f)	(9)	(12)
Corporate and Eliminations adjusted EBITDA		$(33)	$(28)
Notes:
(a)Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(b)Adjustment to reflect the elimination of non-service pension cost (benefit), which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(c)Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(d)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(e)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(f)Adjustment includes various miscellaneous non-recurring items, such as the gain on the sale of a building, costs associated with the Series B Preferred Stock conversion, elimination of changes in fair value estimates to acquired liabilities, and impairment recorded on disposed assets.
(g)Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Change in adjusted EBITDA (non-GAAP)
(Unaudited)
Change in adjusted EBITDA

	Three Months Ended March 31, 2024
	Change in Adjusted EBITDA (public rates) (a)	Foreign currency translation (b)	Change in Adjusted EBITDA (fixed currency) (c)
Safety Services	18.4%	0.8%	17.6%
Specialty Services	21.4%	—%	21.4%
Consolidated	19.0%	—%	19.0%
Notes:
(a)Adjusted EBITDA derived from non-GAAP reconciliations included elsewhere in this press release.
(b)Adjusted to eliminate the impact of foreign currency on adjusted EBITDA amounts, calculated as the difference between adjusted EBITDA at public currency rates and adjusted EBITDA at fixed currency rates for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2024.
(c)Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Free cash flow and adjusted free cash flow and conversion (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended March 31,
		2024	2023
Net cash provided by (used in) operating activities (as reported)		$7	$(1)
Less: Purchases of property and equipment		(22)	(21)
Free cash flow		$(15)	$(22)
Add: Cash payments related to following items:
Contingent compensation	(a)	5	—
Business process transformation expenses	(b)	6	5
Acquisition related expenses	(c)	1	4
Restructuring program related payments	(d)	12	5
Payroll tax deferral	(e)	—	8
Other	(f)	$3	$—
Adjusted free cash flow		$12	$—

Adjusted EBITDA	(g)	$175	$147
Adjusted free cash flow conversion		6.9%	—%
Notes:
(a)Adjustment to reflect the elimination of deferred payments to prior owners of acquired businesses not expected to continue or recur.
(b)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(c)Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(d)Adjustment to reflect payments made for restructuring programs and related costs.
(e)Adjustment reflects the elimination of operating cash for the impact of the Coronavirus Aid Relief and Economic Security (CARES) Act. During the first quarter of 2020, the CARES Act was passed, allowing the Company to defer the payment of the employer's share of Social Security taxes until December 2021 and December 2022. The final payments were made on the amount deferred in 2020 during the first half of 2023.
(f)Adjustment includes various miscellaneous non-recurring items, such as elimination of payments made on the Series B Preferred Stock conversion.
(g)Adjusted EBITDA derived from non-GAAP reconciliations included elsewhere in this press release.